FIRST AMENDMENT
TO
LOAN AGREEMENT

This First Amendment to Loan Agreement is entered into as of August 17, 2022 (this "Amendment"), by and between CATHAY BANK ("Lender") and SUPER MICRO COMPUTER, INC. ("Borrower").

RECITALS

Borrower and Lender are parties to that certain Loan Agreement dated as of May 19, 2022 (as amended, restated, or otherwise modified from time to time, the "Agreement"), pursuant to which Lender provided a revolving credit facility to Borrower. The parties desire to amend the Agreement in accordance with the terms of this Amendment. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.

NOW, THEREFORE, the parties agree as follows:

1. AMENDMENTS. The Agreement is amended upon the terms set forth below:

(a) The first sentence of Section 2.1(b)(i) is amended in its entirety as follows:

Subject to and upon the terms and conditions of this Agreement, until the Conversion Date, Borrower may request Advances in an aggregate outstanding amount not to exceed (A) the lesser of (1) the Revolving Line, or (2) the Borrowing Base, *minus* (B) the aggregate face amount of Letters of Credit issued under the Letter of Credit Sublimit, and *minus* (C) the outstanding principal balance of any Advances.

(b) Existing Sections 2.1(b)(iii) (Form of Request) and 2.1(b)(iv) (Term Loan) are renumbered as Sections 2.1(b)(iv) (Form of Request) and 2.1(b)(v) (Term Loan).

(c) The following is inserted as Section 2.1(b)(iii) (Letter of Credit Sublimit):

(iii) Letter of Credit Sublimit.

(A) Subject to the availability under the Revolving Line, and in reliance on the representations and warranties of Borrower set forth herein and in any Letter of Credit Application, at any time and from time to time from the date hereof through the Business Day immediately prior to the Conversion Date, Lender shall issue for the account of Borrower such Letters of Credit as Borrower may request by delivering to Lender a duly executed Letter of Credit Application; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (x) shall not at any time exceed the Letter of Credit Sublimit, and (y) shall be deemed to constitute Advances for the purpose of calculating availability under the Revolving Line. Any drawn but unreimbursed amounts under any Letters of Credit shall be charged as Advances against the Revolving Line. All Letters of Credit shall be in form and substance acceptable to Lender in its sole discretion and shall be subject to the terms and conditions, including any issuance and other fees, of Lender's Letter of Credit Application. The obligation of Borrower to immediately reimburse Lender for drawings made under Letters of Credit shall be absolute,

unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

(B) If, on the Maturity Date (or the effective date of any termination of this Agreement), there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to at least one hundred five percent (105.0%) for Letters of Credit denominated in Dollars or at least one hundred ten percent (110.0%) for Letters of Credit denominated in a Foreign Currency, in each case of the aggregate Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or estimated by Bank to become due in connection therewith, to secure all of the Obligations relating to such Letters of Credit.

(d) The first sentence of Section 2.1(b)(v) is amended in its entirety as follows:

The Term Loan shall be repaid in sixty (60) equal monthly installments of principal plus accrued but unpaid interest, each installment to be equal to such outstanding balance divided by two hundred forty (240), commencing on last day of the first month after the Conversion Date and continuing on the same day of each month thereafter through the Maturity Date, at which time all amounts owing under this Section 2.1(b)(v) shall be immediately due and payable.

(e) Section 9.1(e) is amended in its entirety as follows:

(e) (i) set off and apply to the Obligations any and all (A) balances and deposits of Borrower held by Lender, and (B) indebtedness at any time owing to or for the credit or the account of Borrower held by Lender, and (ii) demand that Borrower (A) deposit cash with Lender in an amount equal to at least (x) one hundred five percent (105.0%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit denominated in Dollars remaining undrawn, and (y) one hundred ten percent (110.0%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit denominated in a Foreign Currency remaining undrawn (plus, in each case, all interest, fees, and costs due or to become due in connection therewith (as estimated by Lender in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (B) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(f) The following defined terms are added or amended, as the case may be, in appropriate alphabetical order, to Exhibit A as follows:

"**Dollar Equivalent**" is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Lender at such time on the basis of the then-prevailing rate of exchange in San Jose, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

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"**Foreign Currency**" means lawful money of a country other than the United States.

"**Letter of Credit**" means a commercial or standby letter of credit or similar undertaking issued by Lender at Borrower's request in accordance with Section 2.1(b)(iii).

"**Letter of Credit Application**" means Lender's standard form of Application and Letter of Credit Agreement.

"**Letter of Credit Sublimit**" means a sublimit for Letters of Credit under the Revolving Line not to exceed One Hundred Thirty-Two Million Dollars ($132,000,000).

"**Loan Documents**" means, collectively, this Agreement, any note or notes executed by Borrower, the Deed of Trust, the Environmental Indemnity and any Other Real Estate Documents, any Letter of Credit Application, any reports, financial statements, and any other documents, materials, instruments, or agreements entered into in connection with this Agreement, all as amended or extended from time to time.

"**Revolving Line**" means Credit Extensions of up to One Hundred Thirty-Two Million Dollars ($132,000,000) (inclusive of the aggregate face amount of Letters of Credit issued under the Letter of Credit Sublimit).

2. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Agreement or any of the Loan Documents, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all Loan Documents.

3. Borrower represents and warrants that the representations and warranties contained in the Agreement and other Loan Documents are true and correct in all material respects as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

4. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE. This Amendment constitutes a "Loan Document" as defined and set forth in the Agreement and is subject to Section 11 of the Agreement, which is incorporated by reference herein.

5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original hereof.

6. As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:

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(a) this Amendment, duly executed by Borrower;

(b) an amount equal to all Lender Expenses incurred through the date of this Amendment that remain unpaid; and

(c) such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

[SIGNATURE PAGE FOLLOWS.]

[SIGNATURE PAGE TO FIRST AMENDMENT]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

BORROWER:

SUPER MICRO COMPUTER, INC.

DocuSigned by:

By:____________________

KL

Name: Charles Liang

Title: Chief Executive Officer

By:____________________

Name: David Weigand

Title: Chief Financial Officer

LENDER:

CATHAY BANK

By:____________________

Name: Jane Ho

Title: Senior Vice President